Exhibit 99.1
Chart Industries Reports First Quarter 2024 Financial Results

ATLANTA, – May 3, 2024 - Chart Industries, Inc. (NYSE: GTLS) (“Chart”) today reported results for the first quarter ended March 31, 2024. Results shown are from continuing operations. When referring to any comparative period, all metrics are pro forma for continuing operations of the combined business of Chart and Howden, unless noted otherwise.

First quarter 2024 highlights compared to first quarter 2023, pro forma:
•Orders, backlog, sales, reported and adjusted gross margin, reported and adjusted operating margin, reported and adjusted EBITDA and associated EBITDA margin were all the highest in any first quarter in our history
•Orders of $1.12 billion, an increase of 4.3% which contributed to record backlog of $4.33 billion
•Sales of $950.7 million, an increase of 17.4%; pro forma organic growth of 18.3% net of a foreign exchange headwind of (0.9%)
•Reported gross margin of 31.8%, an increase of 260 basis points (“bps”)
•Reported operating income of $112.9 million or $171.3 million when adjusted for unusual items, resulting in 18.0% adjusted operating margin, a 620 bps increase
•Adjusted EBITDA of $212.2 million or 22.3% of sales, an increase of 550 bps
•Reported diluted earnings per share (“EPS”) of $0.14; adjusted diluted EPS of $1.49 with a higher effective tax rate in the first quarter 2024 than expected for the full year 2024
•Reported net cash from operating activities of negative $89.6 million less capital expenditures of $46.1 million resulted in negative $135.7 million of free cash flow (FCF), as anticipated due to specific first quarter cash outflows as discussed on our fourth quarter earnings call
•Reiterate 2024 guidance and medium-term outlook metrics

Summary

“With numerous first quarter records, including adjusted operating income and operating margin of 18.0%, reflecting the benefits of our synergy program, full-solution offering and 14% sales growth in aftermarket, we are reiterating our full year outlook,” stated Jill Evanko, Chart’s CEO and President. “We started the second quarter of 2024 with strong cash collections, and the timing of progress payments in the year supports our progress to our target net leverage ratio range of 2.0 to 2.5”.

End market and Chart-specific demand is very strong, including record first quarter 2024 ending backlog of $4.33 billion, and a growing commercial pipeline totaling our highest ever, over $22 billion. First quarter 2024 orders of $1.12 billion included strong Repair, Service and Leasing (“RSL”) orders of $333.9 million, the highest in our pro forma history and an above seasonal increase of 10.5% when compared to the first quarter 2023. The first quarter 2024 was stronger than typical in demand driven by strength in our European industrial gas end market, 41 new customers, 21 first-of-a-kind orders and 136 orders each greater than $1 million. This demand is continuing as we start the second quarter of 2024.

Macro tailwinds both from the public and private sectors continue in our favor, which we categorize four ways: (1) global energy transition and access, (2) clean water scarcity, (3) population and economic growth combined with urbanization and aging infrastructure and (4) artificial intelligence, inclusive of data center, battery, and energy intensity. Recent tailwinds include the United States EPA rules for water (PFAS), and energy infrastructure buildout.

LNG activity continues, regardless of the U.S. LNG Pause. We received orders for 51 LNG trailers in China in the first quarter 2024; this compares to 25 for the full year 2023 and 15 for the full year 2022. HLNG vehicle tank orders were over $10 million in the first quarter 2024, the first time in nine quarters, and that trend continued in April 2024. We announced our liquefaction equipment was chosen for the Cedar LNG project.

Hydrogen activity is broadening geographically with a liquefaction win in the United States with Element Resources, our first hydrogen project in Portugal (compression), our largest compressor order ever for a green industrial application in Europe, and a new partnership with GasLog for large-scale hydrogen for marine and logistics applications. We are also excited to announce our partnership with Energy Observer to explore and support its projects currently under development. These include a 160 meter multipurpose feeder-type cargo ship powered by liquid hydrogen and the associated onshore infrastructure.

First quarter 2024 marked our highest ever order quarter for CCUS. We executed an agreement to support Graymont’s decarbonization efforts with our SES cryogenic carbon capture (“CCC”) technology and received an associated engineering order from them. We also had our first Earthly Labs small-scale carbon capture Digital Uptime installation at Real Ale Brewing.

The demand for energy is growing in part driven by artificial intelligence, infrastructure for data centers, and the increasing need for batteries, cooling, and energy storage. We see increases in our commercial pipeline specific to efficiency and safety for critical minerals and electrification mining, backup power for data centers and monitoring. For example, our large mine cooling and ventilation project opportunity commercial pipeline is at an all-time high.

First quarter 2024 sales of $950.7 million was the highest first quarter sales in our history (pro forma), with growth of 17.4% compared to the first quarter 2023, and without the foreign exchange headwind was 18.3%. All four segments’ sales increased year-over-year, with Heat Transfer Systems (“HTS”) increasing 33.9% compared to the first quarter 2023. Sequentially compared to the fourth quarter 2023, sales were down approximately 6%, with slightly better than typical sequential seasonality (as we had anticipated).

Reported gross margin of 31.8% was our second highest in pro forma history (second only to fourth quarter 2023, which had mix benefits on large projects and higher volume) and marks our best six-month margin performance in history. Worth noting is that the first quarter of any given year is typically our lowest gross margin quarter of the year. This strong gross margin for the first quarter 2024 contributed to reported operating income of $112.9 million and $171.3 million when adjusted for one-time and unusual items, resulting in 18.0% adjusted operating margin, a 620 bps increase when compared to the first quarter 2023. Both gross profit margin and operating margin are beginning to reflect the benefits of our synergies and Chart Business Excellence (“CBE”) program. This is the highest adjusted operating margin in any first quarter in our history, and contributed to our adjusted EBITDA of $212.2 million, or 22.3%.

First quarter 2024 Segment Results (as compared to the first quarter 2023, pro forma continuing operations unless noted otherwise):

Cryo Tank Solutions (“CTS”): First quarter 2024 CTS orders of $159.3 million decreased 4.5% when compared to the first quarter 2023, driven by a large rail car order in the first quarter 2023 and increased 1.4% sequentially to the fourth quarter 2023, with continuing pickup in demand in EMEA industrial gas. First quarter 2024 sales of $159.7 million increased 13.2% when compared to the first quarter 2023. CTS book-to-bill of 1.0X reflects the increasing demand in the industrial gas end market, specifically with a pickup in Europe as well as renewed long-term agreements with key customers. Reported gross profit margin of 20.5% decreased 10 bps compared to the first quarter 2023.
Heat Transfer Systems (“HTS”): First quarter 2024 HTS orders of $237.3 million decreased 29.8% when compared to the first quarter 2023 primarily driven by large project bookings in the prior periods. March 31, 2024 HTS backlog of $1.69 billion does not include the IPSMR® BigLNG award from an international oil company that we expect to book in early 2025. First quarter 2024 HTS sales of $253.6 million increased 33.9% when compared to the first quarter 2023 and had associated reported gross profit margin of 27.6%, a 160 bps increase versus the year ago period.
Specialty Products: First quarter 2024 Specialty Products orders of $391.3 million increased 39.2% when compared to the first quarter 2023. First quarter 2024 sales of $236.5 million increased 5.5% when compared to the first quarter 2023 and sequentially increased 10.2% when compared to the fourth quarter 2023, driven by timing of project revenue and the start of Teddy2 pre-production. Reported gross profit margin of 24.9% decreased 780 bps when compared to the first quarter 2023 and 370 bps when compared to the fourth quarter 2023, due to project mix and a first-of-a-kind project in the first quarter 2024. As previously shared, we forecast Specialty Products sales mix to be a tailwind in 2024 relative to 2023.
Repair, Service and Leasing (“RSL”): First quarter 2024 RSL orders were a record of $333.9 million and increased 10.5% and 3.3% when compared to the first quarter 2023 and the fourth quarter 2023 (our prior record), respectively. First quarter 2024 sales of $301.0 million, increased 13.9% when compared to the first quarter 2023. Reported record RSL gross profit margin of 46.7% increased 1,450 basis points when compared to the first quarter 2023. Gross profit as a percent of sales in RSL has been above 43% each quarter with full Howden ownership in the period. Also, we won 22 Digital Uptime projects in the first quarter 2024, the most in any quarter since we acquired Howden.

Reiterating our target net leverage ratio of 2.0X to 2.5X
First quarter 2024 reported net cash from operating activities of negative $89.6 million less capital expenditures of $46.1 million resulted in negative $135.7 million of free cash flow (FCF); as previously shared on our fourth quarter 2023 earnings call, the first quarter cash outflows included specific items that will not repeat in the second quarter 2024. These included additional capital expenditures related to the completion of our Theodore, Alabama (“Teddy2”) jumbo cryogenic tank facility (approximately $24 million), payments to divestiture-related advisors (approximately $8.1 million), bonus payments (approximately $34.3 million plus associated taxes), senior notes interest payment (approximately $79 million), annual insurance premiums ($16.6 million), and one-time tax payments (approximately $15.3 million).

Our March 31, 2024 net leverage ratio was 3.43X and in-line with our expected progress toward our anticipated net leverage ratio range of high 2.0X’s by mid-2024 as well as our target net leverage ratio range of 2.0X to 2.5X.

Second quarter 2024 cash generation has started strong across the company. Notably, April saw the collection of several milestone payments related to larger projects, with more to come throughout the quarter, as the timing of over $125 million of milestone payments are scheduled for May and June 2024 for our top four projects. Additionally, we have executed a trend of inventory reduction, with the first quarter 2024 our lowest inventory balance in a year, which is expected to continue through 2024.

We continue to take opportunistic steps to optimize our balance sheet, including the completion of our amendment and extension of our revolving credit facility (“RCF”), which resulted in a three-year maturity extension to April 2029 and favorable term changes.

2024 Outlook

Based on our first quarter 2024 results being in-line with our internal expectations and continued strong demand, we reiterate our outlook. We continue to anticipate our full year 2024 sales to be in a range of $4.7 to $5.0 billion with forecasted full year 2024 adjusted EBITDA in the range of $1.175 to $1.30 billion. Reported free cash flow (FCF) guidance of $575 million to $625 million is defined as operating cash flow less capital expenditures. Our anticipated 2024 full year adjusted EPS range is $12.00 to $14.00. This range is based on an effective tax rate of approximately 20% and a diluted share count of approximately 47 to 48 million.

Medium Term Outlook

We reiterate our medium-term outlook based on continued secular market trends driving demand, our shift to higher aftermarket and full-solution project mix, continued synergies, and Chart Business Excellence (CBE) activities. This includes:

•Mid-teens organic revenue growth through 2026
•Reported gross profit margin of mid-30%’s in 2026
•Adjusted diluted EPS growth CAGR of mid-40%’s
•95 to 100% Free Cash Flow Conversion
•Return on invested capital (“ROIC”) of mid-teens
FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed acquisitions, divestitures, and investments, cost and commercial synergies and efficiency savings, objectives, future orders, revenues, margins, segment sales mix, earnings or performance, liquidity and cash flow, inventory levels, capital expenditures, supply chain challenges, inflationary pressures including material cost and pricing increases, business trends, clean energy market opportunities including addressable markets, and governmental initiatives, including executive orders and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as "may," "will," "should," "could," "expects," "anticipates," "believes," "projects," "forecasts," “outlook,” “guidance,” "continue," “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control, that could cause the Company's actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include: the Company’s ability to successfully integrate the Howden acquisition and other recent acquisitions and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; slower than anticipated growth and market acceptance of new clean energy product offerings; inability to achieve expected pricing increases or continued supply chain challenges including volatility in raw materials and supply; risks relating to the outbreak and continued uncertainty associated with the coronavirus (COVID-19) and regional conflicts and unrest, including the recent turmoil in the Middle East and the conflict between Russia and Ukraine including potential energy shortages in Europe and elsewhere; and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

USE OF NON-GAAP FINANCIAL INFORMATION

This press release contains non-GAAP financial information, including adjusted gross profit and adjusted gross profit margin, adjusted net income, adjusted operating income (loss), and adjusted operating margin, adjusted earnings per diluted share, net income attributable to Chart Industries, Inc. adjusted, free cash flow and EBITDA and adjusted EBITDA. For additional information regarding the Company's use of non-GAAP financial information, as well as reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), please see the reconciliation pages at the end of this news release and the slides titled "First Quarter 2024 Adjusted EPS" and “First Quarter 2024 Adjusted EBITDA” included in the supplemental slides accompanying this release.

The Company believes these non-GAAP measures are of interest to investors and facilitate useful period-to-period comparisons of the Company’s financial results, and this information is used by the Company in evaluating internal performance. With respect to the Company’s 2024 full year earnings and medium term outlooks, the Company is not able to provide a reconciliation of the adjusted EBITDA or adjusted free cash flow because certain items may have not yet occurred or are out of the Company’s control and/or cannot be reasonably predicted.

CONFERENCE CALL

As previously announced, the Company has scheduled a conference call for Friday, May 3, 2024 at 8:30 a.m. ET to discuss its first quarter 2024 financial results. Participants wishing to join the live Q&A session must dial-in with the following information:

PARTICIPANT INFORMATION:
Toll-Free – North America: (+1) 888 259 6580
Toll North America and other locations: (+1) 416 764 8624
Conference ID: 93992252

A live webcast and replay, as well as presentation slides, will be available on the Company’s investor relations website through the following link: Q1 2024 Webcast Registration. A telephone replay of the conference call can be accessed approximately two hours following the end of the call at 1-877-674-7070 with passcode 992252 through May 31, 2024.

About Chart Industries, Inc.
Chart Industries, Inc. is a leading independent global leader in the design, engineering, and manufacturing of process technologies and equipment for gas and liquid molecule handling for the Nexus of Clean™ - clean power, clean water, clean food, and clean industrials, regardless of molecule. The company’s unique product and solution portfolio across stationary and rotating equipment is used in every phase of the liquid gas supply chain, including engineering, service and repair from installation to preventive maintenance and digital monitoring. Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 capture amongst other applications. Chart is committed to excellence in environmental, social and corporate governance (ESG) issues both for its company as well as its customers. With 64 global manufacturing locations and over 50 service centers from the United States to Asia, Australia, India, Europe and South America, the company maintains accountability and transparency to its team members, suppliers, customers and communities. To learn more, visit www.chartindustries.com

For more information, click here:
http://ir.chartindustries.com/

Chart Industries Investor Relations Contact:
John Walsh
VP, Investor Relations
1-770-721-8899
john.walsh@chartindustries.com

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three Months Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Sales	$950.7	$531.5	$1,015.0
Cost of sales	648.4	382.2	680.7
Gross profit	302.3	149.3	334.3
Selling, general and administrative expenses	141.5	92.9	129.9
Amortization expense	47.9	21.8	48.4
Operating expenses	189.4	114.7	178.3
Operating income (1) – (4)	112.9	34.6	156.0
Acquisition related finance fees	—	26.1	—
Interest expense, net	83.8	28.3	86.4
Loss on extinguishment of debt	—	—	7.8
Other expense, net	3.2	1.7	3.3
Income (loss) from continuing operations before income taxes and equity in (loss) income of unconsolidated affiliates, net	25.9	(21.5)	58.5
Income tax expense (benefit)	8.8	(6.7)	7.2
Income (loss) from continuing operations before equity in (loss) income of unconsolidated affiliates, net	17.1	(14.8)	51.3
Equity in (loss) income of unconsolidated affiliates, net	(0.3)	(0.4)	0.1
Net income (loss) from continuing operations	16.8	(15.2)	51.4
(Loss) income from discontinued operations, net of tax	(2.2)	0.9	2.0
Net income (loss)	14.6	(14.3)	53.4
Less: Income attributable to noncontrolling interests of continuing operations, net of taxes	3.3	0.7	3.6
Net income (loss) attributable to Chart Industries, Inc.	$11.3	$(15.0)	$49.8

Amounts attributable to Chart common stockholders
Income (loss) from continuing operations	$13.5	$(15.9)	$47.8
Less: Mandatory convertible preferred stock dividend requirement	6.8	6.8	6.8
Income (loss) from continuing operations attributable to Chart	6.7	(22.7)	41.0
(Loss) income from discontinued operations, net of tax	(2.2)	0.9	2.0
Net income (loss) attributable to Chart common shareholders	$4.5	$(21.8)	$43.0

Basic earnings per common share attributable to Chart Industries, Inc.
Income (loss) from continuing operations	$0.16	$(0.54)	$0.98
(Loss) income from discontinued operations	(0.05)	0.02	0.04
Net income (loss) attributable to Chart Industries, Inc.	$0.11	$(0.52)	$1.02
Diluted earnings per common share attributable to Chart Industries, Inc.
Income (loss) from continuing operations	$0.14	$(0.54)	$0.88
(Loss) income from discontinued operations	(0.04)	0.02	0.04
Net income (loss) attributable to Chart Industries, Inc.	$0.10	$(0.52)	$0.92

Weighted-average number of common shares outstanding:
Basic	42.03	41.94	41.99
Diluted (5)	46.73	41.94	46.74

_______________
(1)Includes depreciation expense of $18.0, $11.5 and $19.5 for the three months ended March 31, 2024, March 31, 2023 and December 31, 2023, respectively.
(2)Includes restructuring costs of $5.1, $1.6, and $2.3 for the three months ended March 31, 2024, March 31, 2023 and December 31, 2023, respectively.
(3)Includes acquisition-related contingent consideration charges (credits) in our Specialty Products segment of $0.1 and $(7.4) for the three months ended December 31, 2023 and March 31, 2023, respectively.
(4)Includes deal-related and integration costs of $6.5, $81.7 and $8.9 for the three months ended March 31, 2024, March 31, 2023 and December 31, 2023, respectively.
(5)Includes an additional 4.53 and 4.56 shares related to the convertible notes due 2024 and associated warrants in our diluted earnings per share calculation for the three months ended March 31, 2024 and December 31, 2023, respectively. The associated hedge, which helps offset this dilution, cannot be taken into account under U.S. generally accepted accounting principles (“GAAP”). If the hedge could have been considered, it would have reduced the additional shares by 2.48 and 2.49 for the three months ended March 31, 2024 and December 31, 2023, respectively.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in millions)

	Three Months Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Operating Activities
Net income (loss)	$14.6	$(14.3)	$53.4
Less: (Loss) income from discontinued operations, net of tax	(2.2)	0.9	2.0
Net income (loss) from continuing operations	16.8	(15.2)	51.4
Adjustments to reconcile net income to net cash provided by operating activities:
Bridge loan facility fees	—	26.1	—
Depreciation and amortization	65.9	33.3	67.9
Employee share-based compensation expense	6.0	4.0	3.4
Financing costs amortization	4.7	2.8	5.2
Unrealized foreign currency transaction (gain) loss	(13.5)	1.7	(4.2)
Unrealized loss on investments in equity securities	1.7	2.0	2.6
Equity in loss of unconsolidated affiliates	0.3	0.5	(0.3)
Deferred income tax benefit	—	—	(79.3)
Loss on sale of business	7.8	—	—
Other non-cash operating activities	1.8	0.1	0.8
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(51.0)	(6.6)	(14.6)
Inventories	(4.1)	10.4	18.2
Unbilled contract revenues and other assets	(133.8)	(59.2)	(37.7)
Accounts payable and other liabilities	(9.5)	31.9	194.2
Customer advances and billings in excess of contract revenue	17.3	6.8	(77.3)
Net Cash (Used In) Provided By Continuing Operating Activities	(89.6)	38.6	130.3
Net Cash Used In Discontinued Operating Activities	(5.5)	(70.7)	—
Net Cash (Used In) Provided By Operating Activities	(95.1)	(32.1)	130.3
Investing Activities
Acquisition of businesses, net of cash acquired	—	(4,339.8)	—
Proceeds from sale of business	—	—	182.9
Capital expenditures	(46.1)	(31.4)	(20.2)
Investments	(6.0)	(2.1)	(2.8)
Cash received from settlement of cross-currency swap agreement	—	—	—
Proceeds from sale of assets	0.9	0.1	5.0
Other investing activities	(0.6)	(0.6)	(0.1)
Net Cash (Used In) Provided By Investing Activities	(51.8)	(4,373.8)	164.8

	Three Months Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Financing Activities
Borrowings on credit facilities	634.2	634.8	560.8
Repayments on credit facilities	(479.3)	(45.0)	(666.9)
Borrowings on term loan	—	1,497.2	0.1
Repayments on term loan	—	—	(150.1)
Payments for debt issuance costs	(1.5)	(121.5)	(2.7)
Payment of contingent consideration	—	—	—
Proceeds from issuance of common stock, net	—	11.7	—
Proceeds from exercise of stock options	0.3	0.1	0.1
Common stock repurchases from share-based compensation plans	(3.0)	(2.6)	—
Dividend distribution to noncontrolling interests	—	—	—
Dividends paid on mandatory convertible preferred stock	(6.8)	(6.9)	(6.8)
Net Cash Provided By (Used In) Financing Activities	143.9	1,967.8	(265.5)
Effect of exchange rate changes on cash and cash equivalents	(2.6)	2.2	6.6
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents including cash classified within current assets held for sale	(5.6)	(2,435.9)	36.2
Less: net decrease in cash classified within current assets held for sale	—	—	5.0
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(5.6)	(2,435.9)	41.2
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period (1)	201.1	2,605.3	159.9
CASH, CASH EQUIVALENTS, RESTRICTED CASH, AND RESTRICTED CASH EQUIVALENTS AT END OF PERIOD (1)	$195.5	$169.4	$201.1
_______________
(1)Includes restricted cash and restricted cash equivalents of $3.6, $2.5, $12.8 and $1,941.7 as of March 31, 2024, March 31, 2023, December 31, 2023 and December 31, 2022, respectively.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in millions)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$191.9	$188.3
Accounts receivable, less allowances of $5.5 and $5.9, respectively	799.6	758.9
Inventories, net	572.3	576.3
Unbilled contract revenue	553.6	481.7
Prepaid expenses	121.0	74.9
Other current assets	132.9	134.3
Total Current Assets	2,371.3	2,214.4
Property, plant, and equipment, net	850.3	837.6
Goodwill	2,948.8	2,906.8
Identifiable intangible assets, net	2,711.3	2,791.9
Equity method investments	106.7	109.9
Investments in equity securities	95.3	91.2
Other assets	164.2	150.6
TOTAL ASSETS	$9,247.9	$9,102.4

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$868.8	$811.0
Customer advances and billings in excess of contract revenue	389.8	376.6
Accrued salaries, wages, and benefits	67.1	81.5
Accrued interest	53.3	92.5
Accrued income taxes	52.6	60.0
Current portion of warranty reserve	31.1	29.4
Current portion of long-term debt	259.9	258.5
Operating lease liabilities, current	18.9	18.5
Other current liabilities	152.2	138.2
Total Current Liabilities	1,893.7	1,866.2
Long-term debt	3,731.8	3,576.4
Long-term deferred tax liabilities	573.1	568.2
Accrued pension liabilities	6.7	6.7
Operating lease liabilities, non-current	52.1	50.7
Other long-term liabilities	96.2	95.2
Total Liabilities	6,353.6	6,163.4

	March 31, 2024	December 31, 2023
Equity
Preferred stock, par value $0.01 per share, $1,000 aggregate liquidation preference — 10,000,000 shares authorized, 402,500 shares issued and outstanding at both March 31, 2024 and December 31, 2023	—	—
Common stock, par value $0.01 per share — 150,000,000 shares authorized, 42,799,791 and 42,754,241 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	0.4	0.4
Additional paid-in capital	1,875.8	1,872.5
Treasury stock; 760,782 shares at both March 31, 2024 and December 31, 2023	(19.3)	(19.3)
Retained earnings	926.5	922.1
Accumulated other comprehensive (loss) income	(44.9)	10.8
Total Chart Industries, Inc. Shareholders’ Equity	2,738.5	2,786.5
Noncontrolling interests	155.8	152.5
Total Equity	2,894.3	2,939.0
TOTAL LIABILITIES AND EQUITY	$9,247.9	$9,102.4

CHART INDUSTRIES, INC. AND SUBSIDIARIES
OPERATING SEGMENTS (UNAUDITED)
(Dollars in millions)

	Three Months Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Sales
Cryo Tank Solutions	$159.7	$123.5	$205.6
Heat Transfer Systems	253.6	167.5	255.2
Specialty Products	236.5	126.2	217.0
Repair, Service & Leasing	301.0	118.5	340.7
Intersegment eliminations	(0.1)	(4.2)	(3.5)
Consolidated	$950.7	$531.5	$1,015.0
Gross Profit (Loss)
Cryo Tank Solutions	$32.8	$21.5	$46.5
Heat Transfer Systems	70.1	41.3	76.7
Specialty Products	58.9	35.9	62.5
Repair, Service & Leasing	140.5	50.6	148.6
Consolidated	$302.3	$149.3	$334.3
Gross Profit (Loss) Margin
Cryo Tank Solutions	20.5%	17.4%	22.6%
Heat Transfer Systems	27.6%	24.7%	30.1%
Specialty Products	24.9%	28.4%	28.8%
Repair, Service & Leasing	46.7%	42.7%	43.6%
Consolidated	31.8%	28.1%	32.9%
Operating Income (Loss)
Cryo Tank Solutions	$14.0	$4.3	$22.6
Heat Transfer Systems	51.2	27.3	55.3
Specialty Products	25.1	21.8	35.1
Repair, Service & Leasing	65.1	33.1	82.3
Corporate	(42.5)	(51.9)	(39.3)
Consolidated (1) – (3)	$112.9	$34.6	$156.0
Operating Margin
Cryo Tank Solutions	8.8%	3.5%	11.0%
Heat Transfer Systems	20.2%	16.3%	21.7%
Specialty Products	10.6%	17.3%	16.2%
Repair, Service & Leasing	21.6%	27.9%	24.2%
Consolidated	11.9%	6.5%	15.4%
_______________
(1)Restructuring costs (credits) for the three months ended:
•March 31, 2024 were $5.1 ($2.3 - Repair, Service & Leasing, $1.3 - Specialty Products, $0.6 - Cryo Tank Solutions, $0.5 - Heat Transfer Systems and $0.4 - Corporate, ).
•March 31, 2023 were $1.6 ($0.8 - Repair, Service & Leasing and $0.8 - Cryo Tank Solutions).
•December 31, 2023 were $2.3 ($1.6 - Repair, Service & Leasing, $0.9 - Specialty Products, $0.4 - Cryo Tank Solutions, $0.2 - Heat Transfer Systems and $(0.8) - Corporate).
(2)Acquisition-related contingent consideration adjustments in our Specialty Products segment for the three months ended:
•March 31, 2023 were a decrease in fair value of $7.4.
•December 31, 2023 were an increase in fair value of $0.1.
(3)Deal-related and integration costs for the three months ended:

•March 31, 2024 were $6.5.
•March 31, 2023 were $81.7.
•December 31, 2023 were $8.9.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
ORDERS AND BACKLOG (UNAUDITED)
(Dollars in millions)

	Three Months Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Orders
Cryo Tank Solutions	$159.3	$140.6	$157.6
Heat Transfer Systems	237.3	311.2	324.7
Specialty Products	391.3	179.5	399.8
Repair, Service & Leasing	333.9	121.5	328.4
Intersegment eliminations	(0.2)	(12.1)	(1.4)
Consolidated	$1,121.6	$740.7	$1,209.1

	As of
	March 31, 2024	March 31, 2023	December 31, 2023
Backlog
Cryo Tank Solutions	$367.5	$473.2	$361.9
Heat Transfer Systems	1,685.9	1,590.1	1,716.5
Specialty Products	1,678.2	1,316.0	1,631.1
Repair, Service & Leasing	611.3	524.3	587.9
Intersegment eliminations	(11.8)	(45.3)	(18.6)
Consolidated	$4,331.1	$3,858.3	$4,278.8

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES, INC.–
CONTINUING OPERATIONS TO ADJUSTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES, INC. (UNAUDITED)
(Dollars in millions, except per share amounts)

	Q1 2024 Diluted EPS	Q1 2023 Diluted EPS	Q4 2023 Diluted EPS
Amounts attributable to Chart common stockholders
Income (loss) from continuing operations	$13.5	$(15.9)	$47.8
Less: Mandatory convertible preferred stock dividend requirement	6.8	6.8	6.8
Reported income (loss) from continuing operations attributable to Chart (U.S. GAAP)	6.7	(22.7)	41.0
Earnings (loss) per common share attributable to Chart Industries, Inc. – continuing operations	$0.14	$(0.54)	$0.88
Effect of common stock equivalents on reported loss per common share attributable to Chart Industries, Inc. – continuing operations (1)	—	0.05	—
Unrealized loss on investments in equity securities and loss from strategic equity method investments and related foreign currency impact (2)	0.09	0.06	0.06
Debt and financing costs	—	1.29	—
Mandatory convertible preferred stock dividend	0.15	0.15	0.14
Deal related and integration costs (3)	0.31	0.55	0.21
Howden amortization	1.00	0.25	0.99
Startup costs – organic	—	0.03	—
Restructuring & related costs (4)	0.11	0.03	0.05
Loss on extinguishment of debt	—	—	0.16
Other one-time items	—	0.01	—
Tax effects	(0.31)	(0.50)	(0.24)
Adjusted earnings per common share attributable to Chart Industries, Inc. (non-GAAP)	$1.49	$1.38	$2.25
Share Count	46.73	46.47	46.74
_____________
(1) Reported diluted loss per common share for Q1 2023 is based on 41.94 average common shares outstanding. This adjustment is necessary to reflect Q1 2023 adjusted earnings per share on a fully diluted basis.
(2) Includes the mark-to-market of our inorganic investments in McPhy, Stabilis and certain of our minority investments.
(3) Includes third party support fees.
(4) Includes restructuring-related costs of $5.1, $1.6 and $2.3 for the three months ended March 31, 2024, March 31, 2023 and December 31, 2023, respectively.
_____________
Adjusted earnings per common share attributable to Chart Industries, Inc. is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to earnings per share in accordance with U.S. GAAP. Management believes that adjusted earnings per common share attributable to Chart Industries, Inc. facilitate useful period-to-period comparisons of our financial results and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)
(Dollars in millions)

	Three Months Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Net cash (used in) provided by operating activities from continuing operations	$(89.6)	$38.6	$130.3
Capital expenditures	(46.1)	(31.4)	(20.2)
Free cash flow (non-GAAP)	(135.7)	7.2	110.1

	Three Months Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Net cash used in operating activities from discontinued operations	$(5.5)	$(70.7)	$—
Capital expenditures	—	—	—
Free cash flow (non-GAAP)	$(5.5)	$(70.7)	$—
_______________
Free cash flow is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to net cash provided by (used in) operating activities in accordance with U.S. GAAP. Management believes that free cash flow facilitates useful period-to-period comparisons of our financial results and this information is used by us in evaluating internal performance. Our calculation of this non-GAAP measure may not be comparable to the calculations of similarly titled measures reported by other companies.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF SALES TO PRO FORMA SALES, GROSS PROFIT TO PRO FORMA AND ADJUSTED GROSS PROFIT AND OPERATING INCOME (LOSS) TO ADJUSTED AND PRO FORMA OPERATING INCOME (LOSS) (UNAUDITED)
(Dollars in millions)

	Three Months Ended March 31, 2024
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Intersegment Eliminations	Corporate	Consolidated
Sales	$159.7	$253.6	$236.5	$301.0	$(0.1)	$—	$950.7
Gross profit as reported (U.S. GAAP)	$32.8	$70.1	$58.9	$140.5	$—	$—	$302.3
Restructuring, transaction-related and other one-time costs	1.0	0.4	2.2	4.7	—	—	8.3
Adjusted gross profit (non-GAAP)	$33.8	$70.5	$61.1	$145.2	$—	$—	$310.6
Adjusted gross profit margin (non-GAAP)	21.2%	27.8%	25.8%	48.2%	—%	—%	32.7%

Operating income (loss) as reported (U.S. GAAP)	$14.0	$51.2	$25.1	$65.1	$—	$(42.5)	112.9
Restructuring, transaction-related and other one-time costs	2.8	1.7	6.3	40.6	—	7.0	58.4
Adjusted operating income (loss) (non-GAAP)	$16.8	$52.9	$31.4	$105.7	$—	$(35.5)	$171.3
Adjusted operating margin (non-GAAP)	10.5%	20.9%	13.3%	35.1%	—%	—%	18.0%

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF SALES TO PRO FORMA SALES, GROSS PROFIT TO PRO FORMA AND ADJUSTED GROSS PROFIT AND OPERATING INCOME (LOSS) TO ADJUSTED AND PRO FORMA OPERATING INCOME (LOSS) (UNAUDITED) (CONTINUED)
(Dollars in millions)

	Three Months Ended March 31, 2023
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Intersegment Eliminations	Corporate	Consolidated
Sales	$123.5	$167.5	$126.2	$118.5	$(4.2)	$—	$531.5
Howden standalone sales, net of Roots, American Fan, Cofimco and Cryo Diffusion divestiture impacts	17.6	21.9	98.0	145.7	(4.6)	—	278.6
Pro forma sales	$141.1	$189.4	$224.2	$264.2	$(8.8)	$—	$810.1
Gross profit as reported (U.S. GAAP)	$21.5	$41.3	$35.9	$50.6	$—	$—	$149.3
Howden standalone gross profits, net of Roots, American Fan, Cofimco and Cryo Diffusion divestiture impacts	7.6	7.9	37.5	34.4	—	—	87.4
Pro forma gross profit	29.1	49.2	73.4	85.0	—	—	236.7
Pro forma gross profit margin	20.6%	26.0%	32.7%	32.2%	—%	—%	29.2%
Restructuring related, deal-related, integration and other one time costs	0.4	1.0	0.7	—	—	—	2.1
Adjusted gross profit (non-GAAP)	$29.5	$50.2	$74.1	$85.0	$—	$—	$238.8
Adjusted gross profit margin (non-GAAP)	20.9%	26.5%	33.1%	32.2%	—%	—%	29.5%

Operating income (loss) as reported (U.S. GAAP)	$4.3	$27.3	$21.8	$33.1	$—	$(51.9)	34.6
Restructuring related, deal-related, integration and other one time costs	0.4	1.1	(4.9)	11.6	—	28.1	36.3
Adjusted operating income (loss) (non-GAAP)	$4.7	$28.4	$16.9	$44.7	$—	$(23.8)	$70.9
Adjusted operating margin (non-GAAP)	3.8%	17.0%	13.4%	37.7%	—%	—%	13.3%
Howden standalone operating income, net of Roots, American Fan, Cofimco and Cryo Diffusion divestiture impacts							24.9
Pro forma adjusted operating income (non-GAAP)							$95.8
Pro forma adjusted operating margin (non-GAAP)							11.8%

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF SALES TO PRO FORMA SALES, GROSS PROFIT TO PRO FORMA AND ADJUSTED GROSS PROFIT AND OPERATING INCOME (LOSS) TO ADJUSTED AND PRO FORMA OPERATING INCOME (LOSS) (UNAUDITED) (CONTINUED)
(Dollars in millions)

	Three Months Ended December 31, 2023
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Intersegment Eliminations	Corporate	Consolidated
Sales	$205.6	$255.2	$217.0	$340.7	$(3.5)	$—	$1,015.0
Roots, American Fan, Cofimco and Cryo Diffusion divestiture impacts	(1.4)	(2.4)	(2.4)	(3.6)	—	—	(9.8)
Pro forma sales	$204.2	$252.8	$214.6	$337.1	$(3.5)	$—	$1,005.2
Gross profit as reported (U.S. GAAP)	$46.5	$76.7	$62.5	$148.6	$—	$—	$334.3
Roots, American Fan, Cofimco and Cryo Diffusion divestiture impacts	(0.9)	(0.8)	(1.1)	(3.1)	—	—	(5.9)
Pro forma gross profit	45.6	75.9	61.4	145.5	—	—	328.4
Pro forma gross profit margin	22.3%	30.0%	28.6%	43.2%	—%	—%	32.7%
Restructuring, transaction-related and other one-time costs	0.9	0.3	2.5	4.3	—	—	8.0
Adjusted gross profit (non-GAAP)	$46.5	$76.2	$63.9	$149.8	$—	$—	$336.4
Adjusted gross profit margin (non-GAAP)	22.8%	30.1%	29.8%	44.4%	—%	—%	33.5%

Operating income (loss) as reported (U.S. GAAP)	$22.6	$55.3	$35.1	$82.3	$—	$(39.3)	156.0
Restructuring, transaction-related and other one-time costs	2.4	1.3	6.4	39.9	—	7.4	57.4
Adjusted operating income (loss) (non-GAAP)	$25.0	$56.6	$41.5	$122.2	$—	$(31.9)	$213.4
Adjusted operating margin (non-GAAP)	12.2%	22.2%	19.1%	35.9%	—%	—%	21.0%
_______________
Adjusted gross profit and adjusted operating income (loss) are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to gross profit and operating income (loss) in accordance with U.S. GAAP. Management believes that adjusted gross profit and adjusted operating income (loss) facilitate useful period-to-period comparisons of our financial results and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (UNAUDITED)
(Dollars in millions)

	Three Months Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Net income (loss) from continuing operations	$16.8	$(15.2)	$51.4
Income tax expense (benefit)	8.8	(6.7)	7.2
Interest expense, net	83.8	28.3	86.4
Acquisition related finance fees	—	26.1	—
Loss on extinguishment of debt	—	—	7.8
Depreciation and amortization	65.9	33.3	67.9
EBITDA (non-GAAP)	175.3	65.8	220.7
Non-recurring costs (1)	26.6	26.0	14.2
Employee share-based compensation expense	6.0	4.0	3.4
Unrealized loss on investments in equity securities and loss from strategic equity method investments and related foreign currency impact	4.3	2.0	2.6
Howden foreign currency hedge	—	2.8	—
Adjusted EBITDA (non-GAAP)	$212.2	$100.6	$240.9
_______________
EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) from continuing operations in accordance with U.S. GAAP. Management believes that EBITDA and Adjusted EBITDA facilitate useful period-to-period comparisons of our financial results and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.
(1) Q4 2023 includes an adjustment to non-recurring costs to exclude the impacts of the American Fan, Cofimco and Cryo Diffusion divestitures.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA ORDERS, SALES, GROSS MARGIN AND ADJUSTED EBITDA (UNAUDITED)
(Dollars in millions)

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024
Orders
Chart Industries, continuing operations	$740.7	$1,063.1	$1,127.3	$1,209.1	$4,140.2	$1,121.6
Howden standalone (excluding Roots)	355.0	—	—	—	355.0	—
Chart Industries, continuing operations pro forma	1,095.7	1,063.1	1,127.3	1,209.1	4,495.2	1,121.6
Less: American Fan, Cofimco, Cryo Diffusion impact	(20.1)	(23.9)	(20.0)	(8.8)	(72.8)	—
Chart Industries, continuing operations pro forma to exclude 2022 additional divestitures	$1,075.6	$1,039.2	$1,107.3	$1,200.3	$4,422.4	$1,121.6
First quarter orders % change						4.3%

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024
Sales
Chart Industries, continuing operations	$531.5	$908.1	$897.9	$1,015.0	$3,352.5	$950.7
Howden standalone (excluding Roots)	305.2	—	—	—	305.2	—
Chart Industries, continuing operations pro forma	836.7	908.1	897.9	1,015.0	3,657.7	950.7
Less: American Fan, Cofimco, Cryo Diffusion impact	(26.6)	(32.5)	(30.0)	(9.9)	(99.0)	—
Chart Industries, continuing operations pro forma to exclude 2022 additional divestitures	$810.1	$875.6	$867.9	$1,005.1	$3,558.7	$950.7
First quarter sales % change						17.4%

CHART INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA ORDERS, SALES, GROSS MARGIN AND ADJUSTED EBITDA - Continued (UNAUDITED)
(Dollars in millions)

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024
Gross Margin (1)
Chart Industries, continuing operations	$149.3	$280.6	$276.2	$334.3	$1,040.4	$302.3
Howden standalone (excluding Roots)	94.2	—	—	—	94.2	—
Chart Industries, continuing operations pro forma	243.5	280.6	276.2	334.3	1,134.6	302.3
Gross margin as a % of sales	29.1%	30.9%	30.8%	32.9%	31.0%	31.8%
Less: American Fan, Cofimco, Cryo Diffusion impact	(6.8)	(11.5)	(10.3)	(5.9)	(34.5)	—
Chart Industries, continuing operations pro forma to exclude 2022 additional divestitures	$236.7	$269.1	$265.9	$328.4	$1,100.1	$302.3
Gross margin as a % of sales	29.2%	30.7%	30.6%	32.7%	30.9%	31.8%

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024
Adjusted EBITDA (1)
Chart Industries, continuing operations	$100.6	$195.3	$195.0	$240.9	$731.8	$212.2
Howden standalone (excluding Roots)	38.7	—	—	—	38.7	—
Chart Industries, continuing operations pro forma	139.3	195.3	195.0	240.9	770.5	212.2
Adjusted EBITDA as a % of sales	16.6%	21.5%	21.7%	23.7%	21.1%	22.3%
Less: American Fan, Cofimco, Cryo Diffusion impact	(3.4)	(7.8)	(7.9)	(2.2)	(21.3)	—
Chart Industries, continuing operations pro forma to exclude 2022 additional divestitures	$135.9	$187.5	$187.1	$238.7	$749.2	$212.2
Adjusted EBITDA as a % of sales	16.8%	21.4%	21.6%	23.7%	21.0%	22.3%
_______________
(1)Q4 2023 includes an adjustment to non-recurring costs to exclude the impacts of the American Fan, Cofimco and Cryo Diffusion divestitures.